Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2023 AND
FULL-YEAR 2023 FINANCIAL RESULTS

Fourth quarter highlights
•Revenue of $995 million, up 7% year-over-year and when adjusted for foreign exchange*
•Security and compute revenue represented 61% of total revenue in the fourth quarter and grew 18% year-over-year and 17% when adjusted for foreign exchange*
•GAAP net income per diluted share of $1.03, up 26% year-over-year and up 24% when adjusted for foreign exchange*, and non-GAAP net income per diluted shared* of $1.69, up 23% year-over-year and up 22% when adjusted for foreign exchange*

Full-year highlights
•Revenue of $3.812 billion, up 5% year-over-year and up 6% when adjusted for foreign exchange*
•Security and compute revenue represented 60% of total revenue in 2023 and grew 17% year-over-year and when adjusted for foreign exchange*
•GAAP net income per diluted share of $3.52, up 8% year-over-year and up 9% when adjusted for foreign exchange*, and non-GAAP net income per diluted share * of $6.20, up 15% year-over-year and up 16% when adjusted for foreign exchange*

CAMBRIDGE, Mass. – February 13, 2024 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cloud company that powers and protects life online, today reported financial results for the fourth quarter and full-year ended December 31, 2023.

“Akamai’s fourth quarter financial performance capped off an excellent year for the company highlighted by very strong profitability,” said Dr. Tom Leighton, Akamai’s Chief Executive Officer. “We were very pleased with our Security and Cloud Computing results in 2023 which now represent 60% of total revenue. Looking to 2024, we plan to continue driving profitability in delivery, expanding our market leading security offerings, and extending our cloud computing platform to the edge to provide customers with better performance at a lower cost.”

Akamai delivered the following results for the fourth quarter and full-year ended December 31, 2023:

Revenue: Revenue for the fourth quarter was $995 million, a 7% increase over fourth quarter 2022 revenue of $928 million and a 7% increase when adjusted for foreign exchange.* Total revenue for 2023 was $3.812 billion compared to $3.617 billion for 2022, up 5% year-over-year and up 6% when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue for the fourth quarter was $471 million, up 18% year-over-year and up 17% when adjusted for foreign exchange.* Security revenue for 2023 was $1.765 billion, up 14% year-over-year and up 15% when adjusted for foreign exchange.*

•Delivery revenue for the fourth quarter was $389 million, down 6% year-over-year and down 7% when adjusted for foreign exchange.* Delivery revenue for 2023 was $1.542 billion, down 8% year-over-year and down 7% when adjusted for foreign exchange.*

•Compute revenue for the fourth quarter was $135 million, up 20% year-over-year and when adjusted for foreign exchange.* Compute revenue for 2023 was $504 million, up 24% year-over-year and up 25% when adjusted for foreign exchange.*

Revenue by geography:

•U.S. revenue for the fourth quarter was $516 million, up 7% year-over-year. U.S. revenue for 2023 was $1.969 billion, up 4% year-over-year.

•International revenue for the fourth quarter was $479 million, up 8% year-over-year and up 6% when adjusted for foreign exchange.* International revenue for 2023 was $1.843 billion, up 7% year-over-year and up 8% when adjusted for foreign exchange.*

Income from operations: GAAP income from operations for the fourth quarter was $185 million, a 10% increase from fourth quarter 2022 income from operations of $167 million. GAAP operating margin for the fourth quarter was 19%, up 1 percentage point from the same period last year. GAAP income from operations for 2023 was $637 million, a 6% decrease from the prior year's GAAP income from operations of $676 million. Full-year GAAP operating margin was 17%, down 2 percentage points from the same period last year.

Non-GAAP income from operations* for the fourth quarter was $303 million, a 17% increase from fourth quarter 2022 non-GAAP income from operations of $258 million. Non-GAAP operating margin* for the fourth quarter was 30%, up 2 percentage points from the same period last year. Non-GAAP income from operations* for 2023 was $1.136 billion, a 10% increase from the prior year's non-GAAP income from operations of $1.033 billion. Full-year non-GAAP operating margin* was 30%, up 1 percentage point from the same period last year.

Net income: GAAP net income for the fourth quarter was $161 million, a 25% increase from fourth quarter 2022 GAAP net income of $129 million. GAAP net income for 2023 was $548 million, a 5% increase from the prior year's GAAP net income of $524 million.

Non-GAAP net income* for the fourth quarter was $263 million, a 21% increase from fourth quarter 2022 non-GAAP net income of $216 million. Non-GAAP net income* for 2023 was $960 million, a 12% increase from the prior year's non-GAAP net income of $858 million.

EPS: GAAP net income per diluted share for the fourth quarter was $1.03, a 26% increase from fourth quarter 2022 GAAP net income per diluted share of $0.82 and a 24% increase when adjusted for foreign exchange.* GAAP net income per diluted share for 2023 was $3.52, an 8% increase from the prior year's GAAP net income per diluted share of $3.26 and a 9% increase when adjusted for foreign exchange.*

Non-GAAP net income per diluted share* for the fourth quarter was $1.69, a 23% increase from fourth quarter 2022 non-GAAP net income per diluted share of $1.37 and a 22% increase when adjusted for foreign exchange.* Non-GAAP net income per diluted share* for 2023 was $6.20, a 15% increase from the prior year's non-GAAP net income per diluted share of $5.37 and a 16% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* for the fourth quarter was $426 million, a 12% increase from fourth quarter 2022 Adjusted EBITDA of $382 million. Adjusted EBITDA* for 2023 was $1.608 billion, a 5% increase from the prior year's Adjusted EBITDA of $1.530 billion.

Supplemental cash information: Cash from operations for the fourth quarter was $389 million, or 39% of revenue. Cash from operations for 2023 was $1.348 billion, or 35% of revenue. Cash, cash equivalents and marketable securities was $2.3 billion as of December 31, 2023.

Share repurchases: The Company spent $55 million in the fourth quarter of 2023 to repurchase 0.5 million shares of its common stock at an average price of $110.75 per share. For the full-year 2023, the Company spent $654 million to repurchase 7.8 million shares of its common stock at an average price of $83.83 per share. The Company had 151 million shares of common stock outstanding as of December 31, 2023.

Financial guidance: The Company reports the following financial guidance for the three months ending March 31, 2024:

	Three Months Ending March 31, 2024
	Low End	High End
Revenue (in millions)	$980	$1,000
Non-GAAP operating margin*	29%	30%
Non-GAAP net income per diluted share*	$1.59	$1.64
Non-GAAP tax rate*	18.5%	19.0%
Shares used in non-GAAP per diluted share calculations* (in millions)	155	155
Capex as a percentage of revenue*(1)	15%	15%

The Company reports the following financial guidance for the year ending December 31, 2024, of which the revenue and earnings guidance has been adjusted to use a constant foreign currency exchange rate:

	Year Ending December 31, 2024
	Low End	High End
Revenue growth rates year-over-year*(2)	6%	8%
Security revenue growth rates year-over-year*(2)	14%	16%
Compute revenue growth rates year-over-year*(2)	20%	20%
Non-GAAP operating margin*(2)	30%	30%
Non-GAAP net income per diluted share growth rates year-over-year*(2)	7%	11%
Non-GAAP tax rate*	18.5%	19.0%
Shares used in non-GAAP per diluted share calculations* (in millions)	155	155
Capex as a percentage of revenue*(1)	15%	15%

This guidance is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items Akamai excludes from non-GAAP measures. For example, stock-based compensation is unpredictable for Akamai’s performance-based awards, which can fluctuate significantly based on current expectations of the future achievement of performance-based targets. Amortization of intangible assets, acquisition-related costs and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, Akamai excludes certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items Akamai excludes and to estimate certain discrete tax items, such as the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

* See Use of Non-GAAP Financial Measures below for definitions
(1) This guidance includes the capex* associated with the Gecko product launch in 2024
(2) This guidance has been calculated using the December 31, 2023 month end foreign currency exchange rates. See Use of Non-GAAP Financial Measures below for definitions.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020 (or 1-412-902-4238 for international calls) and using passcode Akamai Technologies call. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-877-344-7529 (or 1-412-317-0088 for international calls) and using passcode 5593330. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai powers and protects life online. Leading companies worldwide choose Akamai to build, deliver, and secure their digital experiences – helping billions of people live, work, and play every day. Akamai Connected Cloud, a massively distributed edge and cloud platform, puts apps and experiences closer to users and keeps threats farther away. Learn more about Akamai’s cloud computing, security, and content delivery solutions at akamai.com and akamai.com/blog, or follow Akamai Technologies on X, formerly known as Twitter, and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$489,468	$542,337
Marketable securities	374,971	562,979
Accounts receivable, net	724,302	679,206
Prepaid expenses and other current assets	216,114	185,040
Total current assets	1,804,855	1,969,562
Marketable securities	1,431,354	320,531
Property and equipment, net	1,825,944	1,540,182
Operating lease right-of-use assets	908,634	813,372
Acquired intangible assets, net	536,143	441,716
Goodwill	2,850,470	2,763,838
Deferred income tax assets	418,297	337,677
Other assets	124,340	116,522
Total assets	$9,900,037	$8,303,400
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$146,927	$145,420
Accrued expenses	352,181	367,017
Deferred revenue	107,544	105,109
Operating lease liabilities	222,944	196,094
Other current liabilities	6,442	5,228
Total current liabilities	836,038	818,868
Deferred revenue	23,006	22,117
Deferred income tax liabilities	24,622	18,400
Convertible senior notes	3,538,229	2,285,258
Operating lease liabilities	774,806	693,265
Other liabilities	106,181	105,305
Total liabilities	5,302,882	3,943,213
Total stockholders’ equity	4,597,155	4,360,187
Total liabilities and stockholders’ equity	$9,900,037	$8,303,400

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$995,017	$965,484	$927,779	$3,811,920	$3,616,654
Costs and operating expenses:
Cost of revenue (1) (2)	393,397	383,075	357,968	1,511,063	1,383,819
Research and development (1)	109,202	105,942	105,382	406,048	391,434
Sales and marketing (1)	135,256	132,309	129,090	533,226	502,409
General and administrative (1) (2)	155,575	147,326	150,300	600,851	584,206
Amortization of acquired intangible assets	16,833	18,108	16,993	66,751	64,983
Restructuring (benefit) charge	(32)	2,595	571	56,643	13,529
Total costs and operating expenses	810,231	789,355	760,304	3,174,582	2,940,380
Income from operations	184,786	176,129	167,475	637,338	676,274
Interest and marketable securities income, net	23,981	11,412	5,018	45,194	3,258
Interest expense	(6,884)	(4,987)	(2,684)	(17,709)	(11,096)
Other expense, net	(5,642)	(3,161)	(1,409)	(12,296)	(10,433)
Income before provision for income taxes	196,241	179,393	168,400	652,527	658,003
Provision for income taxes	(35,076)	(20,326)	(39,638)	(106,373)	(126,696)
Gain (loss) from equity method investment	—	1,475	—	1,475	(7,635)
Net income	$161,165	$160,542	$128,762	$547,629	$523,672

Net income per share:
Basic	$1.07	$1.06	$0.82	$3.59	$3.29
Diluted	$1.03	$1.04	$0.82	$3.52	$3.26

Shares used in per share calculations:
Basic	150,979	151,359	157,109	152,510	159,089
Diluted	157,024	154,976	157,451	155,397	160,467

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$161,165	$160,542	$128,762	$547,629	$523,672
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	147,634	148,560	148,570	570,776	592,754
Stock-based compensation	92,123	87,017	58,374	328,467	217,185
Benefit for deferred income taxes	(13,224)	(10,172)	(22,368)	(22,987)	(104,971)
Amortization of debt issuance costs	1,741	1,404	1,099	5,341	4,395
(Gain) loss on investments	—	(110)	—	(311)	15,895
Other non-cash reconciling items, net	5,019	6,548	5,969	50,221	31,063
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(2,941)	(23,484)	(48,063)	(49,203)	(21,214)
Prepaid expenses and other current assets	(2,623)	1,994	22,746	(18,726)	(20,125)
Accounts payable and accrued expenses	20,345	23,615	38,228	(39,825)	(26,499)
Deferred revenue	(24,098)	(12,905)	(6,790)	48	16,713
Other current liabilities	(774)	(13,855)	(1,510)	1,516	(5,318)
Other non-current assets and liabilities	4,826	(9,718)	16,481	(24,507)	51,126
Net cash provided by operating activities	389,193	359,436	341,498	1,348,439	1,274,676
Cash flows from investing activities:
Cash received (paid) for business acquisitions, net of cash acquired	—	155	—	(106,171)	(872,091)
Cash paid for asset acquisitions	(84,637)	(36,348)	—	(120,985)	—
Purchases of property and equipment and capitalization of internal-use software development costs	(133,887)	(197,619)	(110,788)	(730,040)	(458,302)
Purchases of short- and long-term marketable securities	(277,053)	(1,050,016)	(17,975)	(1,461,890)	(17,975)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	178,382	106,330	36,225	576,917	732,180
Other, net	1,362	13,335	(2,119)	(6,069)	(6,122)
Net cash used in investing activities	(315,833)	(1,164,163)	(94,657)	(1,848,238)	(622,310)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Year Ended
(in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	—	—	—	90,000	125,000
Repayment of borrowings under revolving credit facility	—	(20,000)	—	(90,000)	(125,000)
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	1,247,388	—	1,247,388	—
Proceeds from the issuance of warrants related to convertible senior notes	—	90,195	—	90,195	—
Purchases of note hedges related to convertible senior notes	—	(236,555)	—	(236,555)	—
Proceeds from the issuance of common stock under stock plans	13,426	18,222	10,473	62,979	56,462
Employee taxes paid related to net share settlement of stock awards	(15,312)	(11,304)	(10,580)	(66,222)	(82,236)
Repurchases of common stock	(54,891)	(113,197)	(177,741)	(654,046)	(608,010)
Other, net	—	(104)	(112)	(360)	(393)
Net cash (used in) provided by financing activities	(56,777)	974,645	(177,960)	443,379	(634,177)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	11,597	(7,019)	14,319	3,868	(12,918)
Net increase (decrease) in cash, cash equivalents and restricted cash	28,180	162,899	83,200	(52,552)	5,271
Cash, cash equivalents and restricted cash at beginning of period	462,290	299,391	459,822	543,022	537,751
Cash, cash equivalents and restricted cash at end of period	$490,470	$462,290	$543,022	$490,470	$543,022

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION

	Three Months Ended			Year Ended
(in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Security	$470,977	$455,792	$400,201	$1,765,267	$1,541,941
Delivery	389,048	379,304	415,183	1,542,434	1,669,257
Compute	134,992	130,388	112,395	504,219	405,456
Total revenue	$995,017	$965,484	$927,779	$3,811,920	$3,616,654
Revenue growth rates year-over-year:
Security	18%	20%	10%	14%	16%
Delivery	(6)	(4)	(12)	(8)	(11)
Compute	20	19	61	24	60
Total revenue	7%	9%	2%	5%	4%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
Security	17%	19%	14%	15%	20%
Delivery	(7)	(4)	(8)	(7)	(8)
Compute	20	19	65	25	64
Total revenue	7%	9%	6%	6%	8%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
U.S.	$516,348	$498,536	$482,803	$1,968,779	$1,902,051
International	478,669	466,948	444,976	1,843,141	1,714,603
Total revenue	$995,017	$965,484	$927,779	$3,811,920	$3,616,654
Revenue growth rates year-over-year:
U.S.	7%	8%	1%	4%	4%
International	8	11	4	7	6
Total revenue	7%	9%	2%	5%	4%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
U.S.	7%	8%	1%	4%	4%
International	6	9	12	8	13
Total revenue	7%	9%	6%	6%	8%

(1) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
General and administrative expenses:
Payroll and related costs	$53,735	$55,030	$53,769	$218,272	$213,772
Stock-based compensation	25,902	25,125	16,210	94,316	62,926
Depreciation and amortization	16,668	16,197	17,442	65,817	74,225
Facilities-related costs	21,384	21,805	23,981	90,061	103,473
Provision (benefit) for doubtful accounts	1,241	(1,500)	4,046	1,649	7,042
Acquisition-related costs	360	1,716	2,767	8,050	19,071
Software and related service costs	14,801	13,516	13,445	55,714	50,320
Other expenses	21,484	15,437	18,640	66,972	53,377
Total general and administrative expenses	$155,575	$147,326	$150,300	$600,851	$584,206

General and administrative expenses–functional (1):
Global functions	$66,558	$61,187	$56,545	$246,753	$212,674
As a percentage of revenue	7%	6%	6%	6%	6%
Infrastructure	87,416	85,923	86,942	344,399	345,391
As a percentage of revenue	9%	9%	9%	9%	10%
Other	1,601	216	6,813	9,699	26,141
Total general and administrative expenses	$155,575	$147,326	$150,300	$600,851	$584,206
As a percentage of revenue	16%	15%	16%	16%	16%

Stock-based compensation:
Cost of revenue	$11,898	$11,236	$7,750	$43,802	$28,354
Research and development	36,428	33,366	21,778	123,896	78,116
Sales and marketing	17,895	17,290	12,636	66,453	47,789
General and administrative	25,902	25,125	16,210	94,316	62,926
Total stock-based compensation	$92,123	$87,017	$58,374	$328,467	$217,185

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and related service costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs and provision (benefit) for doubtful accounts.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Depreciation and amortization:
Network-related depreciation	$63,225	$60,887	$65,265	$231,500	$259,359
Capitalized internal-use software development amortization	43,919	45,030	41,816	176,675	165,330
Other depreciation and amortization	16,170	15,709	16,974	63,860	72,220
Depreciation of property and equipment	123,314	121,626	124,055	472,035	496,909
Capitalized stock-based compensation amortization (1)	7,379	8,710	7,407	31,548	30,400
Capitalized interest expense amortization (1)	108	116	115	442	462
Amortization of acquired intangible assets	16,833	18,108	16,993	66,751	64,983
Total depreciation and amortization	$147,634	$148,560	$148,570	$570,776	$592,754

Capital expenditures, excluding stock-based compensation and interest expense (2) (3):
Purchases of property and equipment	$80,408	$86,382	$93,547	$459,167	$275,578
Capitalized internal-use software development costs	62,355	65,895	50,956	258,626	199,894
Total capital expenditures, excluding stock-based compensation and interest expense	$142,763	$152,277	$144,503	$717,793	$475,472
Capex as a percentage of revenue (3)	14%	16%	16%	19%	13%

End of period statistics:
Number of employees	10,281	10,111	9,811

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized as part of the implementation of cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.
(3) See Use of Non-GAAP Financial Measures below for a definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND TAX RATE

	Three Months Ended			Year Ended
(in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Income from operations	$184,786	$176,129	$167,475	$637,338	$676,274
GAAP operating margin	19%	18%	18%	17%	19%
Amortization of acquired intangible assets	16,833	18,108	16,993	66,751	64,983
Stock-based compensation	92,123	87,017	58,374	328,467	217,185
Amortization of capitalized stock-based compensation and capitalized interest expense	7,774	9,077	7,786	32,981	31,768
Restructuring (benefit) charge	(32)	2,595	571	56,643	13,529
Acquisition-related costs	1,189	3,048	6,439	13,345	29,049
Operating adjustments	117,887	119,845	90,163	498,187	356,514
Non-GAAP income from operations	$302,673	$295,974	$257,638	$1,135,525	$1,032,788
Non-GAAP operating margin	30%	31%	28%	30%	29%

Net income	$161,165	$160,542	$128,762	$547,629	$523,672
Operating adjustments (from above)	117,887	119,845	90,163	498,187	356,514
Amortization of debt issuance costs	1,741	1,404	1,099	5,341	4,395
(Gain) loss on investments	—	(110)	—	(311)	8,260
(Gain) loss from equity method investment	—	(1,475)	—	(1,475)	7,635
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(18,162)	(29,135)	(3,579)	(89,364)	(42,768)
Non-GAAP net income	$262,631	$251,071	$216,445	$960,007	$857,708

GAAP tax rate	18%	11%	24%	16%	19%
Income tax effect of non-GAAP adjustments and certain discrete tax items	(1)	5	(7)	1	(3)
Non-GAAP tax rate	17%	16%	17%	17%	16%

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net income per diluted share	$1.03	$1.04	$0.82	$3.52	$3.26
Adjustments to net income:
Amortization of acquired intangible assets	0.11	0.12	0.11	0.43	0.40
Stock-based compensation	0.59	0.56	0.37	2.11	1.35
Amortization of capitalized stock-based compensation and capitalized interest expense	0.05	0.06	0.05	0.21	0.20
Restructuring (benefit) charge	—	0.02	—	0.36	0.08
Acquisition-related costs	0.01	0.02	0.04	0.09	0.18
Amortization of debt issuance costs	0.01	0.01	0.01	0.03	0.03
(Gain) loss on investments	—	—	—	—	0.05
(Gain) loss from equity method investment	—	(0.01)	—	(0.01)	0.05
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.12)	(0.19)	(0.02)	(0.58)	(0.27)
Adjustment for shares (1)	0.02	0.01	—	0.02	0.02
Non-GAAP net income per diluted share	$1.69	$1.63	$1.37	$6.20	$5.37

Shares used in GAAP per diluted share calculations	157,024	154,976	157,451	155,397	160,467
Impact of benefit from note hedge transactions (1)	(1,755)	(544)	—	(574)	(720)
Shares used in non-GAAP per diluted share calculations (1)	155,269	154,432	157,451	154,823	159,747

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the three months ended December 31, 2023 and September 30, 2023 and for the years ended December 31, 2023 and 2022 for the benefit of Akamai's note hedge transactions. During these periods, Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income	$161,165	$160,542	$128,762	$547,629	$523,672
Net income margin	16%	17%	14%	14%	14%
Interest and marketable securities income, net	(23,981)	(11,412)	(5,018)	(45,194)	(3,258)
Provision for income taxes	35,076	20,326	39,638	106,373	126,696
Depreciation and amortization	123,314	121,626	124,055	472,035	496,909
Amortization of capitalized stock-based compensation and capitalized interest expense	7,774	9,077	7,786	32,981	31,768
Amortization of acquired intangible assets	16,833	18,108	16,993	66,751	64,983
Stock-based compensation	92,123	87,017	58,374	328,467	217,185
Restructuring (benefit) charge	(32)	2,595	571	56,643	13,529
Acquisition-related costs	1,189	3,048	6,439	13,345	29,049
Interest expense	6,884	4,987	2,684	17,709	11,096
(Gain) loss on investments	—	(110)	—	(311)	8,260
(Gain) loss from equity method investment	—	(1,475)	—	(1,475)	7,635
Other expense, net	5,642	3,271	1,409	12,607	2,173
Adjusted EBITDA	$425,987	$417,600	$381,693	$1,607,560	$1,529,697
Adjusted EBITDA margin	43%	43%	41%	42%	42%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP financial measures). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP tax rate, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial measures and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities, as well as certain additional compensation costs payable to employees acquired from the Linode acquisition if employed for a certain period of time. The additional compensation cost was initiated by and determined by the seller, and is in addition to normal levels of compensation, including retention programs, offered by Akamai. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charge – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt issuance costs and capitalized interest expense – Akamai has convertible senior notes outstanding that mature in 2029, 2027 and 2025. The issuance costs of the convertible senior notes are amortized to interest expense and are excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Gains and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment, and any gains from returns of investments or impairments. Akamai excludes such income and losses because it does not have direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as the impact of intercompany sales of intellectual property related to acquisitions), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; amortization of debt issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; gains and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP tax rate – GAAP tax rate excluding the tax effect of non-GAAP adjustments and certain discrete tax items.

Non-GAAP net income per diluted share, or EPS – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average common shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,265 million of convertible senior notes due 2029 and the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, Akamai would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2029, 2027 and 2025, unless Akamai's weighted average stock price is greater than $126.31, $116.18 and $95.10, respectively, the initial conversion prices, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest and marketable securities income and losses; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; gains and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Capex as a percentage of revenue – Capital expenditures, or capex, excluding stock-based compensation and interest expense, stated as a percentage of revenue.

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been important contributors to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our international subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods.

The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

The financial guidance for the year ended December 31, 2024 is calculated by comparing the forecasted amounts translated using the December 31, 2023 month end foreign currency exchange rates. The forecasted growth rates are calculated based upon the year ended December 31, 2023 as reported results.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure and changing business models; impact of macroeconomic trends, including economic uncertainty, turmoil in the financial services industry, the effects of inflation, rising and fluctuating interest rates, foreign currency exchange rate fluctuations, securities market volatility and monetary supply fluctuations; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine; continuing supply chain and logistics costs, constraints, changes or disruptions; defects or disruptions in our products or IT systems, including cyber-attacks, data breaches or malware; failure to realize the expected benefits of any of our acquisitions or reorganizations; changes to economic, political and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; impact of the COVID-19 pandemic; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.